Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-109572) of STMicroelectronics N.V. of our report dated March 10, 2010, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.
PricewaterhouseCoopers SA

/s/ Travis Randolph	/s/ Felix Roth
Travis Randolph	Felix Roth
Geneva, March 10, 2010